Exhibit 99.2

NEWS: U.S. PRECIOUS METALS, INC. (USPR.OB OTCBB) — January 23, 2009

USPR Files Form 8-K to Update Material Information

SANFORD, Florida, — January 23, 2009

U.S. Precious Metals, Inc. (OTC BB:USPR.OB - News) (“USPR”)

M. Jack Kugler, Chief Executive Officer and Chairman of the Board of U.S. Precious Metals, Inc. (OTC BB: USPR.OB) (“USPR”), announced today that the Company has filed a Form 8-K to update material information related to USPR.

At a meeting of the board of directors (the “Board”) of U.S. Precious Metals, Inc. (the “Company”) held on Friday, January 16, 2009, the Board concluded that errors exist in the financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2008 (the “2008 Form 10-K”) and its Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008 (the “First Quarter 2009 Form 10-Q”). As a result of these errors, the Board concluded that the Company’s consolidated financial statements for the fiscal year ended May 31, 2008 included in the 2008 Form 10-K and the fiscal quarter ended August 31, 2008 included in the First Quarter 2009 Form 10-Q should no longer be relied upon. The Company currently expects to restate its financial statements for the fiscal year ended May 31, 2008 and the fiscal quarter ended August 31, 2008. Although the Company cannot at this time estimate when it will be in a position to file its restated financial statements and its Second Quarter 2009 Form 10-Q, it is diligently pursuing these matters and intends to make the filing as soon as reasonably practicable after the conclusion of the internal review and analysis.

On January 16, 2009, the Board terminated Mr. Jose Garcia (“Garcia”) from his positions as Vice President of the Company and President of the Company’s Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V. (the “Mexican Sub”). Garcia also resigned as a director of the Company. Garcia is no longer employed by or associated with the Company or the Mexican Sub.

The Company is also conducting a voluntary due diligence review of its corporate records and has included in the Form 8-K updates and corrections to certain information previously disclosed. For additional information, refer to the Form 8-K on file with the Securities and Exchange Commission at www.sec.gov.

About U.S. Precious Metals

U.S. Precious Metals, Inc. is a gold exploration company operating in Mexico through its Mexican subsidiary U.S. Precious Metals de Mexico. U.S. Precious Metal’s common stock is quoted on the OTC Bulletin Board under the symbol “USPR.”

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “plan,” “intend” and “expect” and similar expressions, as they relate to U.S. Precious Metals, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company’s Registration Statement on Form SB-2, as amended, and its Annual Report on Form 10-KSB, as amended, for the year ended May 31, 2007. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect.

SOURCE: U.S. Precious Metals, Inc.

CONTACT: U.S. Precious Metals, Inc.
Jack Kugler, Chairman of the Board/CEO (407) 566-9310
          http://www.usprgold.com